EXHIBIT 10.18
                                                                   -------------

                                 LOAN AGREEMENT

BORROWER'S ORGANIZATION ID NO. C 1209237

THIS LOAN AGREEMENT (this "AGREEMENT") dated December 11th, 2003, is made by and between SIGNATURE EYEWEAR, INC., a California corporation ("Borrower"), whose address is 498 N. Oak Street, Inglewood, California 90302, and PEARLTIME INVESTMENTS LIMITED ("LENDER"), whose address is P.0. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

                                    AGREEMENT

            IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED HEREIN, AND SUBJECT TO THE TERMS OF THIS AGREEMENT AND THE NOTE, Lender and Borrower hereby agree as follows:

1. Loan. Lender herby agrees to lend to Borrower, and Borrower hereby agrees to borrow from Lender, the principle amount of THREE HUNDRED AND FIFTY THOUSAND DOLLARS ($350,000.00) (the "LOAN") on the terms and conditions set forth below.

2. Note. The Loans shall be evidenced by Borrower's execution and delivery to Lender of a promissory note (such note, as may be amended, renewed or extended from time to time, with prior written approval of Lender (the "NOTE") in substantially the form attached hereto as Exhibit A. The Note shall (i) bear interest at a rate of three percent (3%) net of any tax deduction per annum,
(ii) be due and payable by 7 monthly installments of FIFTY THOUSAND DOLLARS ($50,000.00) each commencing in April, 2004 and ending in October, 2004 and
(iii) provide for the payment of all accrued interest on October 29, 2004.

3. Notices. Any notice required to be given to any party pursuant to any provision of this Agreement shall be in writing and sufficient if delivered personally or sent by telecopier, and nationally recognized overnight courier addressed as follows:

                (a) If to Borrower: Signature Eyewear, Inc. 498 N. Oak Street Inglewood, California 90302 Attention:
                            Michael Prince Fax No.: 310-330-2770

                (b) If to Lender: Pearltime Investments Limited Flat C, 28/F, Block 3 Harbour View Garden, 21 North Street, Kennedy Town Hong Kong Attention: Ms. Lee Yin Ping, Betty

Any party may change its address for the giving of notice hereunder by notice so given.

4. Governing Law. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of California (without regard to conflicts of law principles) and the laws of the United States applicable to transactions within such state.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as the day and year first set forth above.

LENDER:                                        BORROWER:

PEARLTIME INVESTMENTS LIMITED                  SIGNATURE EYEWEAR, INC.


By:   /s/ Lee Yin Ping, Betty                  By:   /s/ M. Prince
      -------------------------------                --------------------------
Name:   Lee Yin Ping, Betty                    Name:   Michael Prince
Title:  Director                               Title:  Chief Executive Officer



















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

                                 PROMISSORY NOTE


US$350,000.00                                                  December __, 2003


FOR VALUE RECEIVED, SIGNATURE EYEWEAR INC., a California corporation ("BORROWER") hereby promises to pay to the order of PERALTIME INVESTMENTS LIMITED, a British Virgin Islands corporation (together with any and all of its successors and assigns and/or any other holder of this Note, "Lender"), without offset, in immediately available funds in lawful money of the United States of America, at P.0. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, the principal sum of Three Hundred and Fifty Thousand DOLLARS ($350,000.00), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

5. Definitions. In addition to other terms defined herein, as used herein the following terms shall have the meanings indicated, unless the context otherwise requires:

     "Indebtedness" means any and all of the indebtedness to Lender evidenced, governed or secured by or arising under the Loan Document.

     "Laws" means all constitutions, treaties, statutes, laws, ordinances, regulations, rules, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

     "Loan Agreement" means the loan agreement entered into between the Borrower and the Lender on December 11th, 2003.

     "Loan Document" means the Note and/or the Loan Agreement.

     "Note" means this promissory note.

     "Principal Debt" means the aggregate unpaid principal balance of this Note at the time in question.

     "Rights" means rights, remedies, powers and privileges.

     "Taxes" means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Laws or Tribunal.

     "Tax Deduction" means a deduction or withholding for or on account of Taxes from a payment under the Loan Document.

     "Tribunal" means any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

6. Payment Schedule. The principal balance of this Note shall be due and payable according to the following payment schedule:

            Payment Due Date                      Principal Payment
            ----------------                      -----------------
            April 30, 2004                        $50,000.00
            May 31, 2004                          $50,000.00
            June 30, 2004                         $50,000.00
            July 30, 2004                         $50,000.00
            August 30, 2004                       $50,000.00
            September 30, 2004                    $50,000.00
            October 29, 2004                      $50,000.00


     The accrued interest owing on this Note shall be due and fully payable on October 29, 2004.

     Payment of principal balance and interest shall be made by the Borrower to the Lender by wire transfer in United States Dollars to the bank account designated by the Lender from time to time.

7. Interest Rate.

The Principal Debt shall bear interest at the rate of three percent (3%) per annum.

Computations and Determinations. All interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). The books and records of Lender shall be prima facie evidence of all sums owing to Lender from time to time under this Note, but the failure to record any such information shall not limit or affect the obligations of Borrower under the Loan Document.

Default Rate. Any principal of, and to the extent permitted by allocable law, any Interest on this Note, and any other sum payable hereunder, which is not paid when due shall bear interest, from the date due and payable until paid, payable on demand, at a rate per annum equal to fourteen percent (14%).

8. Tax gross-up.

The Borrower must make all payments to be made by it under the Loan Document without any Tax Deduction, unless a Tax Deduction is required by law.

If Borrower is aware that the Borrower it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must notify the Lender promptly.

If a Tax Deduction is required by law to be made by the Borrower, the amount of the interest payment due from the Borrower will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

If the Borrower is required to make a Tax Deduction, it must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

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

Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Borrower must deliver to the Lender evidence satisfactory to the Lender (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

The Borrower must indemnify the Lender against any loss or liability which the Lender (in its absolute discretion) determines will or has been suffered (directly or indirectly) by it for or on account of Taxes in relation to a payment received or receivable (or any payment deemed to be received or receivable) under the Loan Document.

9. Prepayment. Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without penalty.

10. Late Charges. If Borrower shall fail to make any payment under the terms of this Note within ten (10) days after the date such payment is due, Borrower shall pay to Lender on demand a late charge equal to four percent (4%) of such payment. Such ten (10) day period shall not be construed as in any way extending the due date of any payment. The "late charge" is not be construed as in any way extending the due date of any payment. The "late charge" is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other remedy Lender may have and is in addition to any fees and charges of any agents or attorneys which Lender may employ upon the occurrence of a Default (hereinafter defined) hereunder, whether authorized herein or by law.

11. Certain Provisions Regarding Payments. All payments made as scheduled on this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, unpaid principal, and any other sums due and unpaid to Lender under the Loan Document. All permitted prepayments on this Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal installments, and any other sums due and unpaid to Lender under the Loan Document. Acceptance by the Lender of any payment in an amount less than the amount then due on any Indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way excuse the existence of an Default.

12. Defaults

It shall be a default ("Default") under the Loan Document if (i) any principal, interest or other amount of money due under this Note is not paid in full when due, in accordance with the terms and conditions of the Loan Agreement, regardless of how such amount may have become due; (ii) any covenant, agreement, condition, representation or warranty herein is not fully and timely performed, observed or kept; or (iii) there shall occur any default or event of default under the Loan Document, which is not cured pursuant to the terms and provisions therein. Upon the occurrence of a Default, Lender shall have any and all rights and remedies set forth in the Loan Agreement, including without limitation the right (A) to declare in accordance with the Loan Agreement the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the Loan Document, at once due and payable (upon such declaration, the same shall be at once due and payable), (B) to foreclose any liens and security interests securing payment thereof and (C) to exercise any of its other rights, powers and remedies under the Loan Document, or at law or in equity.

All of Rights of Lender provided for in the Loan Document are cumulative of each other and of any and all other Rights at law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised, subject to the terms of the

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

Subordination Agreement, at any time and from time to time. No failure by Lender to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Lender to accelerate the maturity of this Note or, to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

If any holder of this Note retains an attorney in connection with any Default or at maturity of this Note or to collect, enforce or defend the Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if Borrower sues any holder in connection with the Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lender hereunder and under the Loan Document, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, attorneys' fees and expenses, investigation cost and all court costs, whether or not suit is filed hereon, whether before or after the payment due dates as provided in Section 1, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any guarantor or endorser or any other person primarily or secondarily liable hereunder.

13. Commercial Purpose. Borrower warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.

14. WAIVER OF JURY TRIAL. BORROWER WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO LOAN DOCUMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

15. Reservations of Rights. Nothing in this Note shall be deemed to (a) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Note, or (b) be a waiver by Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law, or (c) limit the right of Lender, (i) to exercise self help remedies such as (but not limited to) setoff, or (ii) to foreclose against any real or personal property collateral, or (iii) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver, Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

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

16. Heirs, Successors and Assigns. The terms of the Loan Document shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan. As further provided in the Loan Agreement, Lender may, at any time, sell, transfer, or assign the Loan Document, and any or all servicing rights with respect thereto, or grant participations therein.

17. General Provisions. Time is of the essence with respect to Borrower's obligations under this Note. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower, its successors, assigns and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by the Loan Document), filling of suit and diligence in collecting this Note or enforcing any of the security herefor;
(b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the State of California, and venue in the city or county in which payment is to be made as specified in Section 1 of' this Note, for the enforcement of any and all obligations under this Note and the Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the Lender and, if other than Lender, the party against whom enforcement of the amendment is sought. The Lender is hereby authorized to disseminate any information it now has or hereafter obtains pertaining to the Loan Document, including, without limitation, any security for this Note and credit or other information on Borrower, any of its principals and any guarantor of this Note, to any actual or prospective assignee or participant with respect to the Loan. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY CALIFORNIA LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

18. Notice. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with
Section 3 of the Loan Agreement.

19. No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in the Loan Document. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under the Loan Document, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender's exercise of the option to accelerate the payment due dates provided in Section 1, or if any prepayment by Borrower results in Borrower having paid any interesting in excess of that permitted by

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

applicable law, then it is Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of the Loan Document shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

IN WITNESS WHEREOF, Borrower has executed this Note or has caused the same to be executed by its duly authorized representatives as of the date set first forth above.

                                           BORROWER

                                           SIGNATURE EYEWEAR, INC.
                                           a California corporation


The address of the Borrower is:            By:    /s/ M. Prince
                                                  -------------------------
498 N. Oak Street                          Name:    Michael Prince
Inglewood, California 90302                Title:   Chief Executive Officer








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